Exhibit 10.31

SJW GROUP
STOCK OPTION AGREEMENT
RECITALS
A.The Board has adopted the Plan for the purpose of retaining the services of selected Employees and non-employee members of the Board (or the board of directors of any Parent or Subsidiary).
B.Optionee is to render valuable services to the Corporation, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.
C.All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice at the Exercise Price. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2, as set forth herein.
2.Option Term. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.
3.Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.
4.Dates of Exercise. This option shall vest and become exercisable for the Option Shares in one or more installments in accordance with the Vesting Schedule specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

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5.Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:
(a)Except as otherwise expressly provided in subparagraphs (b) through (e) of this Paragraph 5, should Optionee cease to remain in Service for any reason while this option is outstanding, then Optionee shall have a ninety (90)-day period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date.
(b)Should Optionee’s Service terminate by reason of his or her death while this option is outstanding, then this option, to the extent not otherwise at that time vested and exercisable for all the Option Shares, shall immediately vest and become exercisable for all the Option Shares. Upon Optionee’s death (whether before or after termination of Service) this option may be exercised, for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service (including any Option Shares which vest on an accelerated basis should such cessation of Service occur by reason of Optionee’s death), by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the four (4)-year period measured from the date of Optionee’s death or (ii) the Expiration Date. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.
(c)Should Optionee’s Service terminate by reason of Disability while this option is outstanding, then this option, to the extent not otherwise at that time vested and exercisable for all the Option Shares, shall immediately vest and become exercisable for all the Option Shares. Optionee shall have a four (4)-year period measured from the date of such cessation of Service during which to exercise this option for any or all the Option Shares. In no event, however, shall this option be exercisable at any time after the Expiration Date.
(d)Should Optionee cease Service by reason of Normal Retirement while this option is outstanding, then Optionee shall have a four (4)-year measured from the date of such cessation of Service during which to exercise this option for (i) any or all Option Shares for which this option is vested and exercisable at the time of such cessation of Service and (ii) any additional Option Shares for which this option vests and becomes exercisable during such four (4)-year period. In no event, however, shall this option be exercisable at any time after the Expiration Date. To the extent this option is not otherwise vested and exercisable for all of the Option Shares at the time of Optionee’s cessation of Service by reason of Normal Retirement, this option shall, during the limited

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period of post-Service exercisability following such cessation of Service, continue to vest and become exercisable for one or more additional Option Shares in accordance with the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6, as if Optionee continued in Service throughout that limited exercise period. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.
(e)Should Optionee’s Service be terminated for Good Cause or should Optionee otherwise engage in any misconduct which could result in a termination for Good Cause while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

(f)Except as otherwise expressly provided in the preceding subparagraphs of this Paragraph 5, during the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is, at the time of Optionee’s cessation of Service, vested and exercisable pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6. Except as otherwise provided in this Paragraph 5 or except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with the Optionee, this option shall not vest or become exercisable for any additional Option Shares, whether pursuant to the normal Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6, following the Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

6.Special Acceleration of Option.

(a)This option, to the extent outstanding at the time of a Change in Control, but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis, if and to the extent: (i) this option is to be assumed by the successor corporation (or parent thereof) or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this option is to be replaced with a cash retention program of the successor corporation which preserves the spread existing at the time of the Change in Control on any Option Shares for which this option is not otherwise at that time vested and exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for the subsequent vesting and payout of that spread, over Optionee’s period of continued Service, at the same time or times as this option would have vested and become exercisable for those Option Shares in accordance with the Vesting Schedule set forth in the Grant Notice.

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(b)Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(c)If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

(d)This option, to the extent outstanding at the time of a Qualifying Termination but not otherwise fully exercisable, shall automatically accelerate so that this option shall become immediately exercisable for all the Option Shares at the time subject to the option and may be exercised for any or all of those Option Shares as fully vested shares. The option shall remain so exercisable until the expiration or sooner termination of the Option Term. Should this option be replaced with a cash retention program in accordance with Paragraph 6(a), then the balance credited to Optionee under that program at the time of his or her Qualifying Termination shall vest and be immediately paid to Optionee in a lump sum, subject to the Corporation’s collection of all applicable withholding taxes.

(e)This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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7.Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive upon Optionee and any other person or persons having an interest in the option. In the event of any Change in Control transaction, the adjustment provisions of Paragraph 6(c) shall be controlling.

8.Shareholder Rights. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option and become a holder of record of the purchased shares.

9.Manner of Exercising Option.

(a)In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this option for one or more Option Shares.

(ii)Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)cash or check made payable to the Corporation;

(B)shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership in a manner reasonably satisfactory to the Corporation) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date or

(C)through a special sale and remittance procedure, if and to the extent approved by the Plan Administrator, pursuant

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to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Withholding Taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.
(iii)Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable Withholding Taxes.

(b)As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)In no event may this option be exercised for any fractional shares.

10.Compliance with Laws and Regulations.

(a)The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

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11.Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

12.Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

14.Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

15.Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

16.Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Disability. The Optionee shall not be deemed to cease to be an Employee during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that for a leave which exceeds three (3) months, the Optionee shall be deemed, for purposes of determining the period within which this option may be exercised as an Incentive Option (if designated as such in the Grant Notice), to cease to be an Employee on the first day

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following the expiration of that three (3)-month period, unless the Optionee is provided with the right to return to Service as an Employee following such leave either by law or by contract.

(b)No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c)Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

(d)Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in the calendar year in the same chronological order in which such options were granted, except to the extent otherwise provided under applicable law or regulation.

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EXHIBIT I
NOTICE OF EXERCISE

I hereby notify SJW Group (the “Corporation”) that I elect to purchase ______________ shares of the Corporation’s Common Stock (the “Purchased Shares”) at the option exercise price of $___________ per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me under the Corporation’s Long-Term Incentive Plan on ___________________, 200___.
Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

____________________, 20_______
Date

Optionee

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

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APPENDIX
The following definitions shall be in effect under the Agreement:
A.    Agreement shall mean this Stock Option Agreement.
B.    Board shall mean the Corporation’s Board of Directors.
C.    Change in Control shall be deemed to take place on the occurrence of any of the following events:
(i)    The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under, control with the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that results in such person or related group of persons beneficially owning securities representing 30% or more of the combined voting power of the Corporation’s then-outstanding securities;

(ii)    A merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;

(iii)    A sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction,

(iv)    A merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets if, in either case, the directors of the Corporation immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in director composition that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or

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(v)    A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination;

provided that no Change in Control shall occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of the Corporation's outstanding securities as of March 3, 2003.

D.    Code shall mean the Internal Revenue Code of 1986, as amended.
E.    Common Stock shall mean shares of the Corporation’s common stock.
F.    Corporation shall mean SJW Group, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of SJW Group which shall by appropriate action adopt the Plan.
G.    Disability shall mean the permanent and total disability of an individual as determined pursuant to Section 22(e)(3) of the Code.
H.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
I.    Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.
J.    Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.
K.    Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.
L.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on that date on the New York Stock Exchange, as such price is officially quoted in the composite tape of transactions on such Stock Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

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M.    Good Cause shall mean:
(i)Any act or omission by the Optionee that results in substantial harm to the business or property of the Corporation (or any Parent or Subsidiary) and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing,
(ii)the Optionee’s conviction of a criminal violation involving fraud or dishonesty, or
(iii)the Optionee’s intentional and knowing participation in the preparation or release of false or materially misleading financial statements relating to the Corporation’s operations and financial condition or the Optionee’s intentional and knowing submission of any false or erroneous certification required of him or her under the Sarbanes-Oxley Act of 2002 or any securities exchange on which the Common Stock is at the time listed for trading.
The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Good Cause.
N.    Good Reason shall exist with respect to an Optionee, if and only if, without the Optionee's express written consent:
(i)there is a significant change in the nature or the scope of the Optionee's authority or in his or her overall working environment;
(ii)the Optionee is assigned duties materially inconsistent with his or her present duties, responsibilities and status;
(iii)there is a reduction in the sum of Optionee's rate of base salary and target bonus; or
(iv)the Corporation changes by fifty-five (55) miles or more the principal location in which the Optionee is required to perform services;
provided, however, that before the Optionee may resign for any Good Reason event, the Optionee must first provide written notice to the Corporation identifying such Good Reason event within ninety (90) days after the occurrence of such event and the Corporation shall have failed to cure such event within thirty (30) days after receipt of such written notice.

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O.    Grant Date shall mean the date of grant of the option as specified in the Grant Notice.
P.    Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.
Q.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
R.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
S.    Normal Retirement shall mean an Optionee’s termination of Service with the Corporation or an Affiliate under circumstances which make such Optionee eligible for an immediate pension benefit to be paid by the Corporation or an Affiliate or, in the case of an Optionee who is a non-employee Board member, any termination of Service, unless such termination is due to misconduct, as determined by the Plan Administrator in its sole discretion.
T.    Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I or in such other form as may be prescribed by the Corporation from time to time.
U.    Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.
V.    Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.
W.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
X.    Plan shall mean the Corporation’s Long-Term Incentive Plan, as amended and restated.
Y.    Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
Z.    Qualifying Termination shall mean: (i) an involuntary termination of Optionee’s Service other than for Good Cause at any time during the period beginning with the execution of a definitive agreement to effect a Change in Control and ending with the earlier of (x) the termination of that agreement without the consummation of the Change in Control or (y) the expiration of the twenty‑four (24)-month period measured from the effective date of the Change

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in Control contemplated by that agreement or (ii) a resignation from Service for Good Reason effected by the Optionee within twenty-four (24) months after the effective date of the Change in Control.
AA.    Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. However, Optionee shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation. However, except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee is on a leave of absence.
BB.    Stock Exchange shall mean the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.
CC.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
DD.    Vesting Schedule shall mean the schedule set forth in the Grant Notice pursuant to which the option is to vest and become exercisable for the Option Shares in a series of one or more installments over the period of Optionee’s continued Service.
EE.    Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the exercise of the option.

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